UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2005

FMC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, TX 77067

(Address of principal executive offices) (Zip Code)

(281) 591-4000

Registrant’s telephone number,

including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – Regulation FD

ITEM 7.01	REGULATION FD DISCLOSURE.

Representatives from FMC Technologies, Inc. addressed attendees at the Lehman Brothers CEO Energy/Power Conference in New York on Wednesday, September 7, 2005. Presenters at this conference included Joseph H. Netherland, Chairman, President and Chief Executive Officer and William H. Schumann, III, Senior Vice President and Chief Financial Officer.

Slides containing information presented at the conference are attached hereto as an exhibit to this report and are incorporated herein in their entirety by this reference. These slides may also be accessed at the Company’s website (www.fmctechnologies.com). This information is being furnished under Item 7.01 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The posting and furnishing of this information is not intended to, and does not, constitute a determination by FMC Technologies, Inc. that the information is material or that investors should consider this information before deciding to buy or sell FMC Technologies, Inc. securities.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

99.1	Slides for the FMC Technologies, Inc. presentation at the Lehman Brothers CEO Energy/Power Conference in New York on Wednesday, September 7, 2005

Exhibit 99.1 to this report contains non-GAAP financial measures as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. Management reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. These non-GAAP financial measures may be inconsistent with similar measures provided by other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC TECHNOLOGIES, INC.

By:	/s/ WILLIAM H. SCHUMANN, III
Senior Vice President and Chief Financial Officer

Date: September 7, 2005